Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 001-36411) of Zoe’s Kitchen, Inc. of our report dated February 25, 2016 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
February 23, 2017